SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097


Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [ ]
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Hill International Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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               BULLDOG Investors

Leading Independent Proxy Advisory Firm Recommends For Bulldog Investors in Proxy Contest for Hill International


SADDLE BROOK, N.J. --(BUSINESS WIRE) - June 1, 2015 - Bulldog Investors, LLC ("Bulldog") announced today that Institutional Shareholder Services ("ISS") has recommended that stockholders of Hill International, Inc. (NYSE: HIL) vote to elect Phillip Goldstein and Andrew Dakos, Bulldog's nominees, to Hill's board of directors.

In a report dated May 29, 2015, ISS stated:

    The company's underperformance over a prolonged period, coupled with the board's hasty rejection of an unsolicited offer at a substantial premium to HIL's trading price - including adoption of a three-year poison pill that has not been submitted to shareholder approval - suggests that additional shareholder perspective on the board might be beneficial. The dissident case for change is further bolstered by a persistent pay-for-performance disconnect at the company, and the board's lack of responsiveness to related shareholder concerns. As such, support for dissident nominees Andrew Dakos and Phillip Goldstein is warranted. (*)

Andrew Dakos, a principal of Bulldog Investors, commented: "We are very pleased that ISS, the leading proxy advisory firm, has endorsed our position that change at Hill International is needed by recommending in favor of Bulldog's nominees as well as our proposals to (1) hire an investment banker to explore all options for maximizing stockholder value, and (2) rescind the poison pill if a cash tender offer is made for all shares of Hill."

To follow ISS' recommendations, stockholders of Hill must submit Bulldog's GREEN proxy card. A stockholder that has already voted on management's proxy card (even to vote against the board's nominees), must submit a subsequent GREEN proxy card to vote in favor of Bulldog's nominees.


If you have any questions or need assistance voting your Shares, please call:

InvestorCom, Inc.
65 Locust Avenue, Third Floor
New Canaan, Connecticut 06840

Shareholders Call Toll-Free at: (877) 972-0090
Banks and Brokers Call Collect at: (203) 972-9300


About Bulldog Investors

Bulldog Investors is an SEC-registered investment adviser that manages the Bulldog Investors group of private funds, Special Opportunities Fund, Inc. (NYSE:SPE), a closed-end registered investment company, and the accounts of certain high net worth individuals and institutions. www.BulldogInvestors.com

(*) Permission to use quotations was neither sought nor obtained from ISS.

Contacts

Proxy voting inquiries:
InvestorCom, Inc.
John Glenn Grau, (203) 972-9300 ext. 11

or

Media:

Gotham Communications, LLC
Bill Douglass, (646) 504-0890
bill@gothamcomm.com